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                                                                   Exhibit 99.12

                        CONSENT TO BE NAMED AS A TRUSTEE


     The undersigned, Archstone-Smith Trust, a Maryland real estate investment trust,, hereby consent to be nominated as a trustee of Archstone Communities Trust and to be named as such in the Archstone Communities Trust registration statement on Form S-4 filed with the Securities and Exchange Commission.


Dated: July 3, 2001                    ARCHSTONE-SMITH TRUST

                                       By:  Archstone Communities Trust, its
                                            sole trustee


                                            By: /s/ Caroline Brower
                                               --------------------------------
                                               Caroline Brower
                                               Senior Vice President